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                                                                      EXHIBIT 23

Consent of Independent Accountants

    We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-18485, 333-18487, 333-18493, 333-29467,
333-33185, 333-36469, 333-90777, 333-90779 and 333-90781) of Covance Inc. of our
report dated January 21, 2000 appearing on page 26 of this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Florham Park, New Jersey

March 2, 2000